UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2024

JFrog Ltd.

(Exact name of Registrant as Specified in Its Charter)

Israel	001-39492	98-0680649
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

270 E. Caribbean Drive
Sunnyvale, California		94089
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (408) 329-1540

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, NIS 0.01 par value	FROG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On June 23, 2024, JFrog Ltd., a company organized under the laws of the State of Israel (the “Company”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with Qwak AI Ltd., a company organized under the laws of the State of Israel (the “Target”), the Target shareholders, and the shareholder representative for the Indemnifying Parties (as defined in the Purchase Agreement), in connection with the transactions contemplated by the Purchase Agreement, pursuant to which the Company agreed to acquire the Target through a combination of cash and share consideration (the “Acquisition”) totaling approximately $230 million. The Company expects to complete the Acquisition in the third calendar quarter of 2024, at which time the Target will become a wholly-owned subsidiary of the Company (the “Closing”).

A portion of the consideration payable in connection with the Acquisition consists of approximately $38 million in value, or an estimated 1,152,913 unregistered ordinary shares of the Company (the “Unregistered Share Consideration”), and approximately $10 million of restricted share units issuable under the Company’s 2020 Share Incentive Plan, which have been registered on a Form S-8 previously filed with the SEC (together, the “Aggregate Share Purchase Price”). Pursuant to the Purchase Agreement, the total number of ordinary shares issuable upon the Closing will be determined by dividing the Aggregate Share Purchase Price by the average of the closing price for the Company’s ordinary shares as quoted on the NASDAQ Global Select Market over the period of thirty (30) trading days ending on and including the third trading day immediately preceding the date of the Closing, rounded to two decimal points, subject further to adjustments, as set forth in the Purchase Agreement.

The issuance of the Unregistered Share Consideration will be made in reliance upon the exemptions or exclusions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) contained in Regulation S and Section 4(a)(2) of the Securities Act.

Item 7.01 Regulation FD Disclosure.

The information contained in Item 3.02 above is incorporated herein by reference.

On June 25, 2024, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The press release also reiterated the Company’s previously issued guidance for the second quarter of 2024 and fiscal year 2024, which is described in the press release.

The information set forth under this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

The information in Exhibit 99.1 attached to this Form 8-K shall not be deemed "filed" for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

(d) Exhibits

Exhibit Number	Exhibit Description
99.1	Press release of JFrog Ltd. dated June 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JFrog Ltd.

Date:	June 25, 2024	By:	/s/ Eduard Grabscheid
Eduard Grabscheid Chief Financial Officer